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                                                                  Exhibit (8)(i)

                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is made this 1st day of May, 2006, among COLUMBIA MANAGEMENT ADVISORS, LLC, a registered investment adviser, (the "Adviser"), COLUMBIA FUNDS VARIABLE INSURANCE TRUST, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), AIG SunAmerica Life Assurance Company, a life insurance company organized under the laws of the State of Arizona (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts"), and AIG SUNAMERICA CAPITAL SERVICES, INC. ("Distributor"), a registered broker-dealer (referred to individually or collectively as the "Party" or the "Parties").

                                   WITNESSETH:

     WHEREAS, the Trust has registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (the "Advisers Act") and any applicable state securities laws;

     WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable annuity contracts, and may, in the future, desire to act as an investment vehicle for separate accounts established for variable life insurance policies, in each case, to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets as set forth in Schedule B, as may be amended from time to time (the "Funds"); and

     WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Company desires to utilize shares of one or more Funds as an investment vehicle of the Accounts; and

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     WHEREAS, the Parties desire to cooperate fully so that each may comply with all applicable reporting and disclosure obligations within the scope of this Agreement, the Parties will coordinate on such matters and will provide to each other all necessary information, including disclosure documents, in a timely manner; and

     WHEREAS, Distributor serves as the distributor for the Contracts funded in the Accounts pursuant to an agreement with the Company on behalf of itself and the Accounts, is a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of the National Association of Securities Dealers, Inc.;

     NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE I
                              Sale of Trust Shares

     1.1 The Trust shall make shares of its Funds available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus and statement of additional information (collectively, the "Prospectus") of the Trust. Shares of a particular Fund of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Officers or Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Officers or Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

     1.2 The Trust will redeem any full or fractional shares of any Fund when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current Prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Redemption proceeds with respect to a Fund will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company before the close of business on the next Business Day after the receipt of the request for redemption. Such payment may be delayed if, for example, the Fund's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. "Business Day" shall mean any day on which the New York Stock exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.3 Payments for the purchase of shares of a Fund by the Company under
Section 1.1 and payments for the redemption of shares of a Fund by the Company under


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Section 1.2 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

     1.4 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its designee for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Fund is priced in accordance with its Prospectus and (ii) the Trust receives written notice of such orders by 9:30 a.m. New York time on the next following Business Day.

     1.5 Purchase orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid by the Company no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

     1.6 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.7 The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. To the extent reasonably practicable, the Trust shall provide the Company with an annual schedule of anticipated dividends and distributions, if any. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund's shares in additional shares of that Fund. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.8 The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m. New York time.

     1.9 The Party responsible for any pricing error shall pay the costs of correcting the pricing error, in accordance with generally accepted materiality thresholds for the mutual fund and insurance products industries, including making Contract owners whole for any resulting erroneous Contract values.

     1.10 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by any exemptive order that may be obtained by the Trust from the SEC (any such order is referred to herein as the Exemptive Order). No shares of any Fund will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.


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     1.11 The Trust agrees that, to the extent required by the SEC pursuant to the Exemptive Order or otherwise, all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.7 and
Article IV of this Agreement.

                                   ARTICLE II
                           Obligations of the Parties

     2.1. The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), and Prospectuses of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2. As mutually agreed, the Trust or the Adviser shall either (a) provide the Company with as many copies of the Trust's current Prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company in electronic format (PDF or other agreed upon format) of such documents in a form suitable for printing. The Trust or the Adviser shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. All such documents shall be provided to the Company at least 10 days prior to the date that the Company is legally obligated to file or provide copies to any regulatory body or to Contract owners. In the event that such documents are not provided in a timely manner, the Adviser shall pay any extraordinary out-of-pocket expenses, such as overtime printing or mailing surcharges, reasonably incurred by the Company in timely filing or delivering such documents where such expenses result solely from the Adviser's failure to provide such documents in a timely manner. The Company will notify the Adviser of its commencement of extraordinary measures as soon as practicable.

     2.3. The Trust and Company shall pay no fee or other compensation to each other under this Agreement. All expenses incident to the performance of the Company's obligations under this Agreement shall be borne by the Company, except as expressly provided otherwise. All expenses incident to the performance of the Trust's obligation under this Agreement shall be borne by the Trust, except as expressly provided otherwise. The Company shall bear all costs associated with printing and distributing such documents to persons who are not Contract owners, including the costs of printing Prospectuses that are used for marketing purposes. The Trust shall bear the costs of printing and distributing the Trust's Prospectus, shareholder reports and other shareholder communications to Contract owners for which the Trust is serving or is to serve as an investment vehicle. If the parties agree to have such documents printed by the Company in accordance with Section 2.2(b), the Trust shall reimburse the Company for all actual reasonable expenses incurred in connection therewith. The Trust shall bear the costs of distributing Trust sponsored proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility


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for ensuring that all proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws, upon proper delivery by the Trust and/or instruction, from Trust and/or the Adviser.

     Without limiting the foregoing, Company agrees that it shall, at its sole cost and expense and in compliance with applicable federal and state law (i) develop and maintain application forms, confirmations and other appropriate forms and documents, and file and obtain approval of such forms and documents in each state where the Contracts are offered; (ii) prepare, print and distribute Prospectuses, statements of additional information and periodic shareholder reports for the Contracts, the Accounts and Funds (except to the extent otherwise agreed above, with respect to the Funds only); and (iii) operate, administer and maintain the Contracts and Accounts.

     2.4. The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract Prospectus in which the Trust is named at least ten Business Days prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material.

     2.5. The Company and the Distributor shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust other than information or representations or statements contained in and accurately derived from the registration statement or Prospectus for the Trust shares (as such registration statement and Prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     2.6. The Trust and the Adviser shall not give any information or make any representations or statements on behalf of the Company or the Distributor or concerning the Company or the Distributor, the Accounts or the Contracts other than information, statements or representations contained in and accurately derived from the registration statement or Prospectus for the Contracts (as such registration statement and Prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.7. So long as, and to the extent that the SEC requires pass-through voting privileges for Contract owners of registered variable Contracts, pursuant to the Exemption Order or otherwise, the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to handle voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts handle voting privileges in the manner established by the Trust. With respect


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to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from Contract owners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received.

     2.8. The Company shall promptly notify the Trust of any applicable state insurance laws that restrict the Funds' investments or otherwise affect the operation of the Trust and shall promptly notify the Trust of any changes in such laws.

                                   ARTICLE III
                         Representations and Warranties

     3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Arizona and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A. The Company shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

     3.2. The Company represents and warrants that each Account has been legally and validly established as a segregated asset account under applicable state law and has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act.

     3.3. The Company represents and warrants that the Contracts or interests in the Accounts will be issued and sold in compliance in all material respects with all applicable federal and state securities and insurance suitability requirements and are or, prior to issuance, will be registered as securities under the 1933 Act.

     3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

     3.5. The Trust and the Adviser represent and warrant that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.6. The Trust and the Adviser represent and warrant that the investments of each Fund currently satisfies and will continue to satisfy the diversification requirements set forth in either Section 1.817-5(b)(1) or 1.817-5(b)(2) of the Treasury Regulations, subject to the "start-up period" and "liquidation period" exceptions to diversification set forth in Section 1.817-5(c) of the Treasury Regulations, during the periods set forth in said section.


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     3.7. The Trust and the Adviser represent and warrant that the Trust currently satisfies and will continue to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

     3.8. The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended and any applicable state securities laws.

     3.9. The Company represents and warrants that (a) each of the Contracts is and will continue to be a "variable contract," within the meaning of Section 817(d) of the Code of, (b) each Account is and will continue to be a "segregated asset account" for U.S. federal income tax purposes, and (c) shares of the Funds shall only be acquired by the Company on behalf of the Accounts solely for the benefit of the Contracts.

     3.10. The Distributor represents and warrants that it is duly registered as a broker-dealer under the 1934 Act and a member of the National Association of Securities Dealers, Inc. 3.11. The Trust represents that it has established a plan to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. The Trust represents that its Board of Trustees, including a majority of its independent Trustees, approved the plan in compliance with the requirements of Rule 12b-1.

                                   ARTICLE IV
                               Potential Conflicts

     4.1. The Parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, non-privileged information as to a decision by the Company to disregard Contract owner voting instructions.


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     4.3. If it is determined by a majority of the Trustees, or a majority of its independent Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or (b) submitting the question of whether or not such segregation as described below should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of having their assets segregated; or (c) establishing a new registered management investment company or separate account.

     4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that such an election has been made. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the independent Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any


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proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out their duties and responsibilities as Trustees; and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

     4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable. The provisions of the
Article IV shall become effective and shall continue in effect only so long as the Trust operates pursuant to an Exemptive Order that contains conditions substantially identical to those contained in this Article IV. The Company and the Trustee agree to negotiate in good faith any modifications to the provisions of this Article IV that may be necessary or appropriate to comply with the Exemptive Order or any such Rule amendment or adoption.

                                    ARTICLE V
                                 Indemnification

     5.1. Indemnification By the Company. Except to the extent provided in Sections 5.5 and 5.6, the Company agrees to indemnify and hold harmless the Trust and its Trustees, officers, employees and agents and the Adviser, its directors, officers, employees and agents, each person, if any, who controls the Trust or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or Prospectus for the Contracts or for any fund managed by the Company or any affiliated Company that is available as an investment vehicle for the Contracts (a "SunAmerica Fund"), or in the Contracts themselves or in


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          sales literature generated or approved by the Company on behalf of the
          Contracts, the SunAmerica Funds, or the Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents or Advisers' Documents as defined in Section 5.2(a) and Section 5.3(a), respectively) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts, SunAmerica Fund shares or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company or persons under its control; or

     (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2. Indemnification By the Trust. Except to the extent provided in Sections 5.5 and 5.6, the Trust agrees to indemnify and hold harmless the Company and Distributor, each of their directors, officers, employees and agents and each person, if any, who controls the Company or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively,


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"Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or Prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this
          Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company or persons under its control for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust or persons under its control; or

     (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     5.3. Indemnification By the Adviser. Except to the extent provided in Sections 5.5 and 5.6, the Adviser agrees to indemnify and hold harmless the Company and the Distributor and each of their directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the


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Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Trust Documents, or in any filing submitted either to the SEC under the Advisers Act (including, but not limited to the Adviser's Form ADV and any amendment thereto), or any state regulatory agency (collectively, "Adviser's Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company or persons under its control for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (c) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Trust Documents and or Adviser's Documents, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Adviser by or on behalf of the Company or persons under its control for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares;

     (d) arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

     5.4. Indemnification By the Distributor. Except to the extent provided in Sections 5.5 and 5.6, the Distributor agrees to indemnify and hold harmless the Adviser, it's directors, officers, employees or agents and Trust and it's trustees, officers, employees and agents and each person if any, who controls the Trust or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or Prospectus for the Contracts or for any fund managed by the Company or any affiliated Company that is available as an investment vehicle for the contract (a "SunAmerica Fund"), or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts, the SunAmerica Funds, or the Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents or Adviser's Documents as defined in Section 5.2(a) and Section 5.3(a), respectively) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts, SunAmerica Fund shares or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or Adviser's Documents as defined in Section 5.2(a) and Section 5.3(a) respectively or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Distributor or persons under its control; or

     (d) arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

     5.5. Neither the Company, the Trust, the Adviser nor the Distributor shall be liable under the indemnification provisions of Sections 5.1, 5.2, 5.3 or 5.4, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.6. Neither the Company, the Trust, the Adviser nor the Distributor shall be liable under the indemnification provisions of Sections 5.1, 5.2, 5.3 or 5.4, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first legal process giving information on the nature of the claim, shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that Party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2,5.3 and 5.4.

     5.7. In case any such action is brought against any Indemnified Party, the indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying Party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Party named in the action. After notice from the indemnifying Party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying Party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI
                                   Termination

     6.1. This Agreement may be terminated by any Party for any reason by six months advance written notice delivered to the other parties.

     6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Fund) pursuant to the terms and conditions of this Agreement for all Contracts that are then invested in the Trust and in effect on the effective date of termination of this Agreement, provided that in the event of such circumstances the Company and the Trust will continue to pay the costs set forth in Section 2.3.

     6.3. The provisions of Articles IV and V shall survive the termination of this Agreement, and the provisions of Article 1 and Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.7, 2.8, 3.6, and 3.7 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners and are made available in accordance with Section 6.2.

                                   ARTICLE VII
                                     Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

          If to the Trust:
                    Columbia Funds Variable Insurance Trust
                    c/o Columbia Management Advisors, LLC
                    Legal Department/MA5-515-11-05
                    One Financial Center, 11th Floor
                    Boston, MA 02111
                    Attention: James R. Bordewick, Esq.
                               Secretary

          If to the Adviser:
                    Columbia Management Advisors, LLC
                    Legal Department/MA5-515-11-05
                    One Financial Center, 11th Floor
                    Boston, MA 02111
                    Attention: Michelle Rhee
                               Assistant Secretary

          If to the Company:
                    AIG SunAmerica Life Assurance Company
                    21650 Oxnard Avenue
                    Woodland Hills, CA 91367
                    Attention: Jana W. Greer
                               President

               With a copy to:
                    AIG SunAmerica Life Assurance Company
                    1 SunAmerica Center
                    Los Angeles, CA 90067-6022
                    Attention: General Counsel

          If to the Distributor:
                    SunAmerica Capital Services, Inc.
                    AIG SunAmerica Capital Services, Inc.
                    Harborside Financial Center, 3200 Plaza 5
                    Jersey City, NJ 07311
                    Attention: Jim Nichols
                               President

                                  ARTICLE VIII
                                  Miscellaneous

     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

     8.5. The Parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities. Obligations and liabilities with respect to a Fund may be satisfied from the assets belonging to that Fund but no other assets.

     8.6. Each party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with an investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8. The Parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written approval of the other Party.

     8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both Parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                       COLUMBIA FUNDS VARIABLE INSURANCE TRUST


                                       By: /s/ Christopher L. Wilson
                                           -------------------------------------
                                       Name:  Christopher L. Wilson
                                       Title: President


                                       COLUMBIA MANAGEMENT ADVISORS, LLC


                                       By: /s/ Michael A. Jones
                                           -------------------------------------
                                       Name:  Michael A. Jones
                                       Title: Managing Director


                                       AIG SUNAMERICA LIFE ASSURANCE COMPANY


                                       By: /s/ Jana W. Greer
                                           -------------------------------------
                                           Jana W. Greer
                                           Executive Vice President


                                       AIG SUNAMERICA CAPITAL SERVICES, INC.


                                       By: /s/ James T. Nichols
                                           -------------------------------------
                                           James T. Nichols
                                           President & Chief Executive Officer

                                   Schedule A

                                Separate Accounts

Name of Separate Account

Variable Separate Account established under Arizona Law on January 1, 1996.

SCHEDULE B

                             COLUMBIA TRUST (CFVIT)

                     Columbia Trust Fund Name                         Columbia Trust Portfolio Manager
------------------------------------------------------------------   ---------------------------------
Columbia Asset Allocation Fund, Variable Series                      Columbia Management Advisors, LLC
Columbia Small Company Growth Fund, Variable Series                  Columbia Management Advisors, LLC
Columbia Large Cap Value Fund, Variable Series                       Columbia Management Advisors, LLC